Exhibit 4.3
FIRST AMENDMENT
TO
INVESTORS’ RIGHTS AGREEMENT
     This First Amendment (this “Amendment”), dated as of this 17th day of March, 2005, amends that certain Investors’ Rights Agreement dated as of January 28, 2004 (the “Agreement”), by and among Restore Medical Inc., a Delaware corporation (f/k/a Restore Medical, Inc., a Minnesota corporation) (the “Company”), the investors and other stockholders of the Company listed on Schedule A thereto (the “Investors”) and the holders of the Company’s capital stock listed on Schedule B, thereto (the “Founders”).
     WHEREAS, pursuant to Section 9.7 of the Agreement, the parties reserved the right to amend the Agreement; and
     WHEREAS, the undersigned parties to this Amendment include the Company, the holders of at least a majority of Registrable Securities and the holders of at least a majority of the issued and outstanding shares of Series C Preferred Stock, and therefore, as provided in Section 9.7 of the Agreement, this Amendment shall be binding upon all parties to the Agreement; and
     WHEREAS, the undersigned parties to this Amendment desire to make certain modifications to the terms of the right of first offer set forth in Section 2.4(d) of the Agreement; and
     WHEREAS, in connection with a working capital loan facility with Lighthouse Capital Partners V, L.P. (“Lighthouse”), the Company will issue a warrant to Lighthouse to acquire shares of the Company’s Series C-1 Preferred Stock (the “Warrant”); and
     WHEREAS, as a condition to the financing, the Company has agreed to grant Lighthouse registration rights with respect to the shares of the Company’s Common Stock issuable upon conversion of the Preferred Stock subject to the Warrant, and the Investors desire to amend the Agreement to include Lighthouse thereunder.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Section 2.4(d) is hereby amended in its entirety to read as follows:
     “(d) The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Company’s Board of Directors; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) the issuance and sale of Series C Preferred Stock pursuant to the Series C/C-1 Agreement, or (vi) the issuance of warrants to purchase up to an aggregate of 200,000 shares of Series C-1 Preferred Stock with a per share exercise price equal to at least the fair market value as of the date of issue, as determined in good faith by the corporation’s Board of Directors (and the Common Stock issuable upon conversion thereof) in connection with the incurrence of indebtedness for money borrowed up to an aggregate of $5,000,000 from recognized commercial lending institutions. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Investor in any subsequent offering of Shares if (i) at the time of such offering, the Investor is not an “accredited investor,” as that term is then defined in Rule 501 (a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.
     2. The Company and the Investors hereby amend the Agreement to include Lighthouse as a “Holder” thereunder and to include the Common Stock issuable upon conversion of the Preferred Stock issuable upon exercise of the Warrant as “Registrable Securities” thereunder.
     3. The definitions of “Holder” and “Registrable Securities” set forth in Section 1.1 of the Agreement shall be amended in their entirety as set forth below:
     The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof, and shall include, without limitation, Lighthouse.
     The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned, and (iii) all shares of Common Stock of the Company now or hereafter held by Lighthouse, including, without limitation, the shares of Common Stock issued or issuable upon conversion of the shares of Series C-1 Preferred Stock or any other convertible securities now or hereafter held by Lighthouse (including without limitation the Series C-1 Preferred Stock or other securities issued or issuable upon exercise of the Warrant or such other securities now or hereafter held by Lighthouse) or any shares of Common Stock otherwise issuable under warrants held by Lighthouse”.
     4. The following new definition is added to Section 1.1 of the Agreement:
     “Lighthouse” means Lighthouse Capital Partners V, L.P.
     5. For purposes of the Agreement, Lighthouse and any other holder of the Warrant and the Preferred Stock issuable upon exercise thereof shall be deemed to be the record holder or holders of the Registrable Securities issuable directly or indirectly upon exercise and conversion thereof.
     6. All notices and other communications under the Agreement shall be made to Lighthouse at the address specified below and thereafter at such other address, notice of which is given in accordance with Section 9.5 of the Agreement:
Lighthouse Capital Partners V, L.P.
500 Drakes Landing Road
Greenbrae, California 94904-3011
Attn: Contract Administration
Phone: (415) 464-5900
Fax: (415) 925-3387
     7. Any capitalized term used herein and not otherwise defined herein shall have the meaning given to such term in the Agreement.
     8. This Amendment constitutes an amendment of the Agreement in conformity with and pursuant to the terms of Section 9.7 of the Agreement. Except as expressly amended herein, all terms set forth in the Agreement shall continue in full force and effect.
     9. The operative terms of this Amendment may be inserted into an Amended and Restated Agreement by the parties and shall have a date as of the day and year first set forth herein.
     10. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Minnesota, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
     11. This Amendment may be executed via facsimile in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
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     IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be duly executed, all as of the date first written above.

COMPANY:

RESTORE MEDICAL INC.

By:	/s/ Susan L. Critzer
Name: Susan L. Critzer
Title: Chief Executive Officer

     Agreed and accepted as of the date first written above:

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

By:	LIGHTHOUSE MANAGEMENT
PARTNERS V, L.L.C., its general partner

By:	/s/ Thomas Conneely
Name:	Thomas Conneely
Title:	Vice President

INVESTORS:

MPM BIOVENTURES II, LP

By:	MPM Asset Management II, L.P., its General Partner
By:	MP Asset Management H, LLC, its General Partner

By:	/s/ Luke Evnin
Name:	Luke Evnin
Its:	Manager

MPM	BIOVENTURES II-QP, L.P.

By:	MPM Asset Management II, L.P., its General Partner
By:	MPM Asset Management II LLC, its General Partner

By:	/s/ Luke Evnin
Name:	Luke Evnin
Its:	Manager

MPM BIOVENTURES GMBH & CO
PARALLEL-BETEILIGUNGS KG

By:	MPM Asset Management II, L.P., its General Partner
By:	MPM Asset Management II, LLC, its General Partner

By:	/s/ Luke Evnin
Name:	Luke Evnin
Its:	Manager

MPM ASSET MANAGEMENT INVESTORS 2000B LLC

By:	/s/ Luke Evnin
Name:	Luke Evnin
Its:	Manager

INVESTORS:

CLS I-IV, LLC

By:	/s/ A. Barr Dolan
Name:	A. Barr Dolan
Its:	Manager

EVENTYR INVESTMENTS, L.P.

By:	/s/ Roe H. Hatlen
Name:	Roe H. Hatlen
Its:	General Partner

VENTURI I, LLC

By:	/s/ Mark B. Knudson
Mark B. Knudson
Chairman

/s/ Linda A. Johnson
Linda A. Johnson

/s/ Mark B. Knudson
Mark B. Knudson, Ph.D.

/s/ Timothy I. Maudlin
Timothy I. Maudlin

/s/ Robert S. Nickloff
Robert S. Nickoloff

/s/ Wes Sterman
Wes Sterman

/s/ Brian Truax
Brian Truax

INVESTORS:

BESSEMER VENTURE PARTNERS VI L.P.

By:	Deer I & Co. LLC, General
Partner/Managing Member

By:	/s/ J. Edmund Colloton
Name: J. Edmund Colloton
Title: Executive Manager

/s/ Christopher Gabrieli
Christopher Gabrieli

TH LEE, PUTNAM INVESTMENT TRUST — TH LEE,
PUTNAM EMERGING OPPORTUNITIES PORTFOLIO

By:	TH Lee, Putnam Capital
Management, LLC

By:	/s/ Charles A. Ruys de Perez
Name: Charles A. Ruys de Perez
Title: Managing Director

GENERAL ELECTRIC PENSION TRUST

By:	GE Asset Management Incorporated,
its Investment Manager

By:	/s/ Patrick J. McNeela
Name: Patrick J. McNeela
Title: Vice President

NGEN ENABLING TECHNOLOGIES FUND, L.P.

By:	/s/ Peter Grubstein
Name: Peter Grubstein
Title: Managing Member